UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2004

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	0-18001	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

7 5/8% Senior Notes due 2012

On November 22, 2004, William Lyon Homes, Inc. (the “Company”), a wholly-owned and the primary operating subsidiary of William Lyon Homes (the “Registrant”), completed the offering of $150 million of its 7 5/8% senior notes due 2012 (the “Notes”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Note Offering”). The Note Offering was consummated pursuant to the terms of a previously-reported Purchase Agreement (the “Purchase Agreement”) dated November 15, 2004 among the Company, the Registrant, the Registrant’s subsidiaries California Equity Funding, Inc., Duxford Financial, Inc., HSP Inc., Lyon Montecito, LLC, OX I Oxnard, L.P., PH-LP Ventures, PH-Rielly Ventures, PH Ventures—San Jose, Presley CMR, Inc., Presley Homes, St. Helena Westminster Estates, LLC, Sycamore CC, Inc., The Ranch Golf Club Co. and William Lyon Southwest, Inc. (collectively with the Registrant, the “Guarantors” and, together with the Registrant and the Company, the “WLH Entities”), and UBS Securities LLC, as the initial purchaser of the Notes (the “Initial Purchaser”). The Notes are guaranteed (the “Guarantees”) by the Guarantors, including the Registrant.

The Notes were issued under an Indenture, dated as of November 22, 2004, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Indenture”). The Notes are senior unsecured obligations of the Company and are unconditionally guaranteed on a senior unsecured basis by the Guarantors and certain of the Registrant’s future restricted subsidiaries. The Notes and the Guarantees rank senior to all of the Company’s and the Guarantors’ debt that is expressly subordinated to the Notes and the Guarantees, but are effectively subordinated to all of the Company’s and the Guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

The Indenture and form of Note, which is attached as an exhibit to the Indenture, provide, among other things, that the Notes will bear interest of 7 5/8% per year (payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2005), and will mature on December 15, 2012. The Company may redeem the Notes at its option at any time on or after December 15, 2008, in whole or in part, at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued and unpaid interest, if any. At any time on or before December 15, 2007, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of qualified equity offerings at a redemption price equal to 107.625% of the principal amount, plus accrued and unpaid interest, if any.

Upon a change of control as described in the Indenture, the Company may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any. In addition, if the Registrant’s consolidated tangible net worth falls below $75.0 million for any two consecutive fiscal quarters, the Company will be required to offer to purchase up to 10% of the Notes originally issued at a purchase price equal to 100% of the principal amount, plus accrued and unpaid interest, if any.

The Indenture contains covenants that limit the ability of the Registrant, the Company and the Restricted Subsidiaries (as defined in the Indenture) to, among other things: (i) incur additional indebtedness; (ii) pay dividends or make other distributions or repurchase its stock; (iii) make investments; (iv) sell assets; (v) incur liens; (vi) enter into agreements restricting the ability of the Registrant’s Restricted Subsidiaries (other than the Company) to pay dividends; (vii) enter into transactions with affiliates; and (viii) consolidate, merge or sell all or substantially all of the Registrant’s and the Company’s assets. These covenants are subject to a number of important exceptions and qualifications as described in the Indenture.

The Notes and the Indenture contain customary events of default, including, without limitation, failure to pay principal on the Notes when due; failure to pay interest on the Notes for 30 days after becoming due; failure to comply with certain agreements or covenants contained in the Indenture for a period of 30 days after written notice from the trustee or the holders of 25% of the aggregate principal amount of Notes then outstanding; acceleration of $10 million or more of certain other indebtedness; and certain bankruptcy events.

There are no material relationships between U.S. Bank National Association and the Company or any of their respective affiliates, other than (a) U.S. Bank’s service as trustee, registrar and paying agent under the Indenture, (b) U.S. Bank’s service as trustee, registrar and paying agent under an Indenture dated March 17, 2003 relating to $250 million aggregate principal amount of the Company’s 10 3/4% Senior Notes due 2013 and (c) U.S. Bank’s service as trustee, registrar and paying agent under an Indenture dated February 6, 2004 relating to $150 million aggregate principal amount of the Company’s 7½% Senior Notes due 2014.

Registration Rights Agreement

In connection with the completion of the Note Offering, the WLH Entities entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of November 22, 2004, with the Initial Purchaser. The Registration Rights Agreement requires the Company and the Guarantors (i) to file with the Securities and Exchange Commission (“SEC”) a registration statement with respect to a registered exchange offer to exchange the Notes for publicly registered notes that are identical in all material respects, (ii) to use their reasonable best efforts to cause such registration statement to be declared effective by the SEC and consummate the exchange offer within 180 days after November 22, 2004, the date of issuance of the Notes, and (iii) if the Company cannot consummate the exchange offer within 180 days of November 22, 2004 (or as otherwise provided under the Registration Rights Agreement), to file a shelf registration statement for the resale of the Notes. In addition, if the exchange offer is not consummated within 180 days after November 22, 2004, or a shelf registration statement is required to be filed but is not declared effective by such date as is provided in the Registration Rights Agreement (in each case, a “Registration Default”), the interest payable on the Notes will increase by 0.25% per annum for the first 90 days following the Registration Default, and increase by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum amount of 1.00% per annum, from and including the date on which any such Registration Default shall occur to, but excluding, the earlier of (i) the date on which all Registration Defaults have been cured or (ii) the Notes become freely tradable without registration under the Securities Act of 1933.

The terms of the Registration Rights Agreement were established in arms-length negotiations with the Initial Purchaser. From time to time, the Initial Purchaser has provided investment banking, general financing and advisory services to the Registrant and its affiliates, including services in connection with the prior public and private note offerings by the Registrant and its subsidiaries, and may do so in the future. It receives, and expects to receive, customary fees and commissions for these services.

The above descriptions of the Notes, the Indenture and the Registration Rights Agreement do not purport to be complete statements of the parties’ rights and obligations under the Indenture or the Registration Rights Agreement. The above descriptions are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

The Company received approximately $148.0 million of proceeds from the Note Offering, after deducting the Initial Purchaser’s fees and estimated offering expenses. The net proceeds will be used to repay certain indebtedness under various revolving credit facilities (including $70.0 million used to fund, together with $11.0 million of cash on hand, the repurchase by the Registrant of 1,275,000 shares of its common stock). The Registrant currently has approximately $3.4 million available to it to make restricted payments, including stock repurchases, under the covenants contained in its various credit facilities and the indentures governing its senior notes.

Item 9.01. Exhibits

(c) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of November 22, 2004, between William Lyon Homes, Inc. and the guarantors named therein, and U.S. Bank National Association, as trustee, relating to $150 million aggregate principal amount of 7 5/8% Senior Notes due 2012.

4.2	Registration Rights Agreement, dated as of November 22, 2004, between William Lyon Homes, Inc. and the guarantors named therein, and UBS Securities LLC, as the initial purchaser of the Company’s 7 5/8% Senior Notes due 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAM LYON HOMES

Dated November 23, 2004

	By:	/s/ Michael D. Grubbs
Michael D. Grubbs Senior Vice President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture, dated as of November 22, 2004, between William Lyon Homes, Inc. and the guarantors named therein, and U.S. Bank National Association, as trustee, relating to $150 million aggregate principal amount of 7 5/8% Senior Notes due 2012.

4.2	Registration Rights Agreement, dated as of November 22, 2004, between William Lyon Homes, Inc. and the guarantors named therein, and UBS Securities LLC, as the initial purchaser of the Company’s 7 5/8% Senior Notes due 2012.